FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                     PURSUANT TO SECTION 12(B) OR (G) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


                          21ST CENTURY HOLDING COMPANY
             (Exact name of registrant as specified in its charter)


                   FLORIDA                                       65-248866
           (State of incorporation                          (I.R.S. Employer
              or organization)                            (Indemnification No.)


            4161 N.W. 5th Street
             Plantation, Florida                                  33317
  (Address of principal executive offices)                     (Zip Code)


         Securities to be registered pursuant to Section 12(b) of the Act:

          TITLE OF EACH CLASS                    NAME OF EACH EXCHANGE ON WHICH
          TO BE SO REGISTERED                    EACH CLASS IS TO BE REGISTERED
          -------------------                    ------------------------------

                                      NONE

         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ X ]

         Securities Act registration statement file number to which this form relates: 333-63623.

         Securities to be registered pursuant to Section 12(g) of the Act:

                          Common Stock, $.01 par value

Item 1.           DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

                  Reference is made to the description of the Registrant's Common Stock in the sections entitled "Dividend Policy" and "Description of Capital Stock" contained in the Registrant's Registration Statement on Form SB-2 (Registration No. 333-63623) filed with the Securities and Exchange Commission on September 17, 1998, as subsequently amended on October 7, 1998 and October 27, 1998.


Item 2.       EXHIBITS        DESCRIPTION
              --------        -----------

              3.1             Amended and Restated Articles of Incorporation(1)

              3.2             Amended and Restated Bylaws(1)

              4.1             Specimen Certificate of Common Stock(2)





-----------------------

(1) Incorporated by reference to the Exhibits of the same number included with the Registrant's Registration Statement on Form SB-2 (Registration No. 333-63623) filed with the Securities and Exchange Commission on September 17, 1998.

(2) Incorporated by reference to the Exhibit of the same number included with the Registrant's Amendment No. 2 to the Registration Statement on Form SB-2 (Registration No. 333-63623) filed with the Securities and Exchange Commission on October 27, 1998.

                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Dated:  October 28, 1998           21ST CENTURY HOLDING COMPANY



                                   By:/S/ EDWARD J. LAWSON
                                      ------------------------------------------
                                           Edward J. Lawson, Chief Executive
                                           Officer